Exhibit 10.2

Providence Service Corporation

64 East Broadway Blvd.

Tucson, Arizona 85701

November 19, 2012

Warren S. Rustand

Re Your Employment by Providence Service Corporation

Dear Warren:

The terms set forth below summarize the material terms pursuant to which you will become the Interim Chief Executive Officer of Providence Service Corporation (“Providence”) effective as of today’s date. The terms of your employment will be subject in all respects to Providence’s personnel policies applicable to employees and executives generally.

Position	• Interim Chief Executive Officer • You will no longer be Lead Director, effective immediately

Term	• The date hereof through June 30, 2013, “at will” therafter • Entitled to Base Compensation through June 30, 2013 if terminated without Cause or resign with Good Reason

Base Compensation	• $59,500 monthly

Bonus Opportunity

•        Payable on achievement of budgeted 2013 EBITDA performance

•        50% of annualized Base Compensation, pro-rated based on number of days of employment during 2013 divided by 365 in the event the employment terminates prior to the end of the year

•        Paid within thirty (30) days following completion of audit for calendar year

Option Grant

•        Option to purchase 22,500 shares under and subject to Providence’s 2006 Plan

•        Exercise price equal to fair market value on date of grant by Compensation Committee

•        Vest at end of current term as director (2014) (assuming continued role as director at least until that time)

Other Benefits

•        All benefits to which senior executive officers of Providence are entitled from time to time including 401(k) plan, Deferred Compensation Plan, and health, dental and disability insurance

•        Personal computer and opportunity to purchase at depreciated value upon cessation of employment

“Cause” and “Good Reason”	• “Cause” and “Good Reason” to be defined in similar fashion as current agreements with Named Executive Officers

Restrictive Covenants	• Subject to Non-Competition, Non-Disparagement and Non-Solicitation covenants for two years following cessation of employment for any reason

Definitive Agreements	• The parties will negotiate and enter into definitive documentation regarding the arrangements herein set forth as soon as practicable following the date hereof.

Please sign and return the enclosed copy of this letter to signify your agreement to the terms hereof.

PROVIDENCE SERVICE CORPORATION

By:	/s/ Christopher Shackelton

Agreed and Accepted as of the date set forth above.

WARREN S. RUSTAND

/s/ Warren S. Rustand